Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value of $0.001 per share, of JBDI Holdings Limited, a Singapore company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 10, 2026.

[Signature page to follow]

SIGNATURE

EUG Investment Limited

/s/ SUN Wan Jung
By (Signature)

SUN Wan Jung / Director
By (Name/Title)

E U Holdings Pte. Ltd.

/s/ Ng Eng Guan
By (Signature)

Ng Eng Guan / Director
By (Name/Title)

Ng Eng Guan

/s/ Ng Eng Guan
By (Signature)

Neo Chin Heng

/s/ Neo Chin Heng
By (Signature)